EXHIBIT 10.2
                                                                    ------------


                           RESTRICTED STOCK AGREEMENT

     THIS RESTRICTED STOCK AGREEMENT (as it may be amended from time to time, the "Agreement"), dated as of June [__], 2006 (the "Grant Date"), between Dayton Superior Corporation, an Ohio corporation (the "Company"), and __________ (the "Executive"). Certain capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in Section 13.

                                   WITNESSETH:

     The Executive is a key employee of the Company;

     The Executive and the Company have previously entered into that certain employment agreement, effective as of August 1, 2005 (as it may be amended from time to time, the "Employment Agreement"); and

     The Company desires to encourage the Executive to remain employed by the Company and to contribute to the success of the Company by transferring to the Executive shares of common stock of the Company, subject to the restrictions and conditions contained in this Agreement.

     In consideration of services to be rendered to the Company, which the parties agree exceeds the aggregate par value of the shares of common stock of the Company subject to the Restricted Shares (as defined in Section 1) and the other mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Award of Restricted Shares. Subject to the terms and conditions set forth in this Agreement, the Company hereby issues to the Executive a total of _______ shares (the "Restricted Shares") of the Company's common stock, without par value ("Common Stock"), for the consideration set forth above. The purchase price of the Restricted Shares is zero dollars ($0.00) per share. For purposes of this Agreement, "Restrictions" shall mean the restrictions and conditions set forth in Section 2 and Section 3, as applicable, with respect to the Restricted Shares and the Retained Distributions (as defined in Section 2(a)(ii)). The Company shall cause the Restricted Shares to be issued and a stock certificate or certificates representing the Restricted Shares to be registered in the name of the Executive promptly upon execution of this Agreement, but the stock certificate or certificates shall be delivered to, and held in custody by, the Company until such time or times that the Restrictions have lapsed pursuant to
Section 3. On or before the date of execution of this Agreement, the Executive shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Shares, which will permit transfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with this Agreement.


     2. Restrictions.

     (a) The Executive shall have all rights and privileges of a stockholder of the Company with respect to the Restricted Shares, including voting rights and the right to receive dividends paid with respect to such shares, except that, until such time or times as the Restrictions have lapsed pursuant to Section 3, the following provisions shall apply:

               (i) The Executive shall not be entitled to delivery of the certificate or certificates for any of the Restricted Shares until the Restrictions have lapsed with respect thereto pursuant to Section 3;

               (ii) The Company will retain custody of all cash dividends and other distributions ("Retained Distributions") made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the Restrictions and the other terms and conditions under this Agreement that are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts;

               (iii) The Restricted Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Executive before the Restrictions have lapsed pursuant to Section 3; and

               (iv) The Restricted Shares and Retained Distributions shall be subject to forfeiture upon termination of the Executive's employment with the Company to the extent set forth in Section 3(c) and upon the breach of any of the terms or conditions of this Agreement.

     (b) Any attempt to dispose of Restricted Shares in a manner contrary to the Restrictions or any other written agreement to which the Company and the Executive are parties shall be ineffective.

     3. When Restrictions Lapse.

     Subject to Section 3(b), Section 3(c) and Section 3(d), the Restricted Shares shall vest and the Restrictions shall lapse with respect to 25% of the Restricted Shares on December 31 of the calendar year in which an Initial Public Offering occurs (the "IPO Year") and on December 31 of each of the first three calendar years following the IPO Year (each such December 31, an "IPO Vesting Date"); provided that the Executive remains continuously employed with the Company from the Grant Date through the applicable IPO Vesting Date.

     Notwithstanding Section 3(a), but subject to Section 3(c) and Section 3(d), all Restricted Shares shall vest and all Restrictions shall lapse with respect to all of the Restricted Shares (to the extent not already vested or lapsed pursuant to Section 3(a)) immediately prior to (and subject to the consummation
of) a Change in Control (the effective date of such Change in Control, the "CIC Vesting Date"); provided that such Change in Control results in the Principal Stockholders receiving Proceeds in an amount that, when aggregated with all Proceeds received by the Principal Stockholders in connection with any Initial Public Offering or any secondary public offering occurring prior to the CIC Vesting Date, is greater than or equal to the Target Amount; and, provided further that the Executive remains continuously employed with the Company from the Grant Date through the CIC Vesting Date.

     If, prior to any IPO Vesting Date or the CIC Vesting Date, the Executive's employment with the Company is terminated (i) by reason of the Executive's death or (ii) by the Company for any reason other than (A) for Cause (as defined in the Employment Agreement), (B) for the Executive's insubordination or failure to carry out any lawful directive of the Company's Chief Executive Officer or the Board of Directors of the Company (the "Board") or (C) for the Executive's failure to satisfactorily perform his duties or responsibilities with the Company (each as determined by the Board in its sole discretion), then, effective the business day immediately prior to the effective date of such termination of employment, the Restricted Shares shall vest and the Restrictions shall lapse with respect to all of the Restricted Shares (to the extent not already vested or lapsed pursuant to Section 3(a) or Section 3(b)).

     If, prior to an IPO Vesting Date or the CIC Vesting Date, the Executive's employment with the Company is terminated either by the Executive or by the Company for any reason other than as set forth in Section 3(c), then following the date of such termination of employment no Restrictions shall lapse with respect to any Restricted Shares and no such Restricted Shares shall become vested. Any Restricted Shares that remain subject to the Restrictions as of the effective date of the Executive's termination of employment (to the extent not already vested or lapsed pursuant to Section 3(a), Section 3(b), or Section 3(c)) shall thereupon be forfeited without further action by the Company.

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     4. Issuance of Stock Certificates for Shares. The stock certificate or certificates representing the Restricted Shares shall be issued promptly following the execution of this Agreement and shall be delivered to the Corporate Secretary or such other custodian as may be designated by the Company, to be held by the Company until the Restrictions have lapsed under Section 3. Such stock certificate or certificates shall bear the following (or substantially equivalent) legend:


                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144, PROVIDED AN OPINION OF COUNSEL IS FURNISHED TO THE COMPANY, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND/OR APPLICABLE STATE SECURITIES LAW IS AVAILABLE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE MANAGEMENT STOCKHOLDERS' AGREEMENT, EFFECTIVE AS OF JUNE 16, 2000, AMONG THE COMPANY, ODYSSEY INVESTMENT PARTNERS FUND LP, AND CERTAIN EMPLOYEE STOCKHOLDERS PARTY THERETO (AS MAY BE AMENDED FROM TIME TO TIME), A COPY OF EACH OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY, AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF SUCH AGREEMENTS.

Once the Restrictions have lapsed with respect to the Restricted Shares, upon the written request of the Executive, a stock certificate or certificates for such Restricted Shares shall be returned and exchanged for new stock certificates for the Restricted Shares (which may bear the foregoing legend or such other legend(s) as the Company may deem to be necessary or appropriate). Upon the written request of the Executive, the certificates representing the newly vested shares shall be delivered to the Executive (or to the person to whom the rights of the Executive shall have passed by will or the laws of descent and distribution) promptly after the date on which the Restrictions have lapsed but not before the Executive has made any tax payment to the Company or made other arrangements for tax withholding, as required by Section 5(a).

     5. Taxation.

     (a) Whenever the Restrictions lapse with respect to the Restricted Shares pursuant to Section 3, the Company shall notify the Executive of the amount of any tax which must be withheld by the Company under all applicable federal, state and local tax laws. The Executive agrees to make arrangements with the Company to (i) remit a cash payment of the required amount to the Company or
(ii) to authorize the deduction of such amount from the Executive's compensation. No new certificate shall be delivered to the Executive or his legal representative unless and until the Executive or his legal representative shall pay to the Company the full amount of all federal and state withholding or other taxes applicable to the taxable income to the Executive resulting from the grant of the Restricted Shares or the lapse or removal of the Restrictions.

     (b) The Executive has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Executive is relying solely on such advisors and not on any statements of the Company or any of its agents. Except as provided below, the Executive understands that he (and not the Company) shall be responsible for his own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Executive understands that it may be beneficial in certain circumstances to elect to be taxed as of the Grant Date rather than when the Restrictions lapse by filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), with the Internal Revenue Service within 30 days from the Grant Date. EXECUTIVE ACKNOWLEDGES THAT IT IS HIS RESPONSIBILITY AND NOT THE COMPANY'S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF HE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS BEHALF. The Executive acknowledges that nothing in this Agreement constitutes tax advice.

     6. Stockholders Agreement. The Executive acknowledges and agrees that (a) as a condition precedent to receiving the Restricted Shares, the Executive has executed the Stockholders Agreement, in substantially the form attached hereto as Schedule I; and (b) notwithstanding any other provision of this Agreement, all Restricted Shares shall be subject to the terms and conditions of the Stockholders Agreement.

     7. Securities Laws. The Company may from time to time impose any conditions on the transfer of the Restricted Shares as it deems necessary or advisable to ensure that any transfers of the Restricted Shares granted hereunder will satisfy the applicable requirements of federal and state securities laws. Such conditions to satisfy applicable federal and state securities laws may include, without limitation, the partial or complete suspension of the right to transfer the Restricted Shares until the Restricted Shares have been registered under the Securities Act of 1933 as amended, or until such transfer may, in the opinion of counsel acceptable to the Company, be made without registration pursuant to an applicable exemption therefrom. The Executive hereby represents, warrants and agrees as follows, and acknowledges that the Company is relying on the same in issuing, the Restricted Shares:

     (a) The Executive is entering into this Agreement solely on the basis of his own familiarity with the Company and all relevant factors about the Company's affairs and the Company has not made any express or implied representations, covenants or warranties to the Executive with respect to such matters.

     (b) The Executive has read this Agreement and has been advised or has had the opportunity to be advised by his own legal counsel as to the consequences of entering into this Agreement.

     (c) The Executive has had access to all documents, records and books pertaining to the Company or in any way relevant to the investment in the Restricted Shares and has the opportunity to ask questions of, and receive answers from, the Company and its officers and directors concerning the terms and conditions of the transactions contemplated by this Agreement and the merits and risks of an investment in the Restricted Shares.

     (d) The Executive has knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Restricted Shares.

     (e) The Executive is acquiring the Restricted Shares for his own account with investment intent and not with a view to the resale or distribution of all or any part of such shares.

     (f) The Executive agrees that the Company may impose additional restrictions on the sale, pledge or other transfer of the Restricted Shares if, in the sole discretion of the Company and its counsel, such restrictions are necessary and desirable in order to achieve compliance with the provisions of federal or state securities laws.

     (g) The Executive is an "accredited investor," as defined in Rule 501(a) under the Securities Act of 1933, as amended.

     8. No Effect on Employment. Neither this Agreement nor the Restricted Shares granted hereunder shall confer upon the Executive any right to continued employment with the Company or any subsidiary thereof, and shall not in any way modify or restrict the Company's or such subsidiary's right to terminate such employment.

     9. Adjustments. If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number of kind of shares or securities of the Company through (a) a distribution or payment of a dividend on the Common Stock in shares of Common Stock, (b) subdivision of reclassification, in a stock split or similar transaction, of the outstanding shares of Common Stock into a greater number of shares, (c) combination or reclassification of, in a reverse stock split or similar transaction, the outstanding shares of Common Stock into a lesser number of shares, or (d) issuance of any shares of capital stock by reclassification of the Common Stock, then an appropriate and proportionate adjustment shall be made in the number and kind of Restricted Shares. Adjustments made pursuant to this
Section 9 shall be made by the Board effective as of the occurrence of any of the events described in Sections 9(a) through (d), above, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

     10. Notices. All notices or other communications under this Agreement shall be given in writing and shall be deemed duly given and received on the third full business day following the day of the mailing thereof by registered or certified mail or when delivered personally or sent by facsimile transmission as follows:

                  (a) If to the Company, to: Dayton Superior Corporation 7777 Washington Village Drive, Suite 130
                           Dayton, OH 45459
                           Attention:  Vice President, Corporate Accounting

                  With copies to:

                           Odyssey Investment Partners Fund
                           c/o Odyssey Investment Partners, LLC
                           21550 Oxnard Street, Suite 570
                           Woodland Hills, CA 91637
                           Attention:  William F. Hopkins

                           Odyssey Investment Partners Fund
                           c/o Odyssey Investment Partners, LLC
                           280 Park Avenue, 38th Floor
                           New York, NY   10017
                           Attention:  Douglas Rotatori

or at such other place as the Company shall have designated by notice as herein provided to the Executive; and

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

     (b) If to the Executive at the address of the Executive as it appears in the Company's records or at such other place as the Executive shall have designated by notice as herein provided to the Company.

     11. Administration. The Compensation Committee of the Board (the "Committee") shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of the Restricted Shares as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Executive, the Company and all other interested persons. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Agreement that are required to be determined in the sole discretion of the Committee. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Restricted Shares.

     12. Miscellaneous.

     This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by the Company and the Executive.

     No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Executive and his heirs and personal representatives.

     If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

     The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections. Except as may otherwise be expressly provided, all references herein to "Section" or "Sections" shall mean the applicable section or sections of this Agreement.

     Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

     This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

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     This Agreement shall be deemed to be a contract under the laws of the State of Ohio and for all purposes shall be construed and enforced in accordance with the internal laws of said state without regard to the principles of conflicts of law.

     No payment pursuant to the Agreement shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any subsidiary of the Company except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

     13. Certain Definitions. For purposes of this Agreement:

     "Change in Control" shall mean any change in ownership or control of the Company effected through a transaction or series of transactions (other than an Initial Public Offering or other offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries, a Principal Stockholder or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company or a Principal Stockholder) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company's securities outstanding immediately after such acquisition.

     "Initial Public Offering" shall mean the first underwritten public offering following the Grant Date of any equity securities of the Company pursuant to an effective registration statement filed by the Company with the Securities Exchange Commission (other than Form S-8 or successors to such form) under the Securities Act of 1933, as amended.

     "Investment" shall mean any investment of funds by the Principal Stockholders in equity securities or instruments of the Company and any of its subsidiaries.

     "Principal Stockholders" shall mean (i) Odyssey Investment Partners Fund, LP ("Odyssey"), (ii) DS Coinvestment I, LLC, (iii) DS Coinvestment II, LLC, (iv) any general or limited partner or member of Odyssey (an "Odyssey Partner"), (v) any corporation, partnership, limited liability company or other entity that is an affiliate of Odyssey or any Odyssey Partner (including without limitation any applicable coinvest vehicle established following the date hereof) (collectively, the "Odyssey Affiliates"), (vi) any managing director, member, general partner, director, limited partner, officer or employee of (A) Odyssey,
(B) any Odyssey Partner or (C) any Odyssey Affiliate, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing persons referred to in this clause (vi) (collectively, the "Odyssey Associates"), (vii) any trust, the beneficiaries of which, or corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include only Odyssey, Odyssey Partners, Odyssey Affiliates, Odyssey Associates, their spouses or their lineal descendants, and
(viii) a voting trustee for one or more of Odyssey, Odyssey Affiliates, Odyssey Partners or Odyssey Associates; provided, that in no event shall the Company or any of its subsidiaries be considered an Odyssey Partner, Odyssey Affiliate, or Odyssey Associate; provided, further, that an underwriter or other similar intermediary engaged by the Company in an offering of the Company's equity securities or other instruments shall not be deemed a Principal Stockholder with respect to such engagement.

     "Proceeds" shall mean the aggregate amount of cash received (excluding any expense reimbursement, management, transaction or similar fees) by the Principal Stockholders; provided, that if the Principal Stockholders receive any extraordinary dividend(s) from the Company prior to a Change in Control, the fair market value of such extraordinary dividend(s) received by the Principal Stockholder(s) (determined as of the date such dividend(s) are distributed) shall be deemed "consideration received" for the purpose of calculating the Proceeds.

     "Target Amount" shall mean, with respect to all Investments, a dollar amount equal to the amount of all Investments made by the Principal Stockholders on or prior to the date of a Change in Control. For purposes of calculating the Target Amount, the amount of an Investment shall be the amount paid by such Principal Stockholder to any person (including, without limitation, the Company, any of its subsidiaries, or any underwriter) for the purchase of such equity securities or instruments; provided, that if such Principal Stockholder shall have acquired such equity securities or instruments directly from another Principal Stockholder or through an uninterrupted series of Principal Stockholders, the amount of such Investment shall be the amount initially paid to purchase such equity securities or instruments from a person other than a Principal Stockholder.

                            [signature page follows]

                                    * * * * *

The Executive represents that he has read this Agreement and is familiar with the Agreement's terms and provisions. The Executive agrees to comply with all rules the Company may establish with respect to the Agreement. The Executive agrees to accept as binding, conclusive and final all decisions or interpretations of the Board with respect to any questions arising under this Agreement. The Executive further acknowledges and agrees that this Agreement, the Stockholders Agreement and the Employment Agreement constitute the entire agreement between the parties with respect to the Restricted Shares and that this Agreement supersedes any and all prior agreements, whether written or oral, between the parties with respect to the Restricted Shares.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                    DAYTON SUPERIOR CORPORATION


                    By:
                       ----------------------------------------------
                         Name:
                         Title:



                    --------------------------------------------------
                                      "Executive"

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                                                                      Schedule I

                            [Stockholders Agreement]